BIO-CARBON SOLUTIONS ITERNATIONAL INC.

STOCK OPTION PLAN

January 11, 2011

1.           PURPOSE:  The purpose of this Stock Option Plan (the “Plan”) is to enable Bio-Carbon Solutions International Inc. (the “Corporation”) and its subsidiaries or affiliates (if any) to attract and retain directors, officers, employees, Consultants (as defined below) and advisors who will contribute to the Corporation's success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of the Corporation by giving them a proprietary interest in the Corporation in the form of options to purchase common shares (the “Shares”) of the Corporation (the “Stock Options”).

2.           DEFINITIONS AND ELIGIBILITY:

(a)	For the purposes of this Plan, “Consultant” has the meaning given to such term in Division 4 of the National Instrument 45-106, as adopted in Ontario, Canada and as may be amended from time to time.

(b)	"Insider" is used in relation to the Company, and means;

(i)	a director or senior officer of the Company,
(ii)	every director or senior officer of a company that is itself an insider or subsidiary of the Company,
(iii)
any person or company who beneficially owns , directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than  10% of the voting rights attaching to all voting securities to the Company for the time being outstanding other than voting securities held by the person or company as an underwriter in the course of a distribution, or the Company itself if it holds any of its own securities;

(c)	Stock Options may be granted under the Plan to:

(i)
directors, officers or bona fide employees, whether full or part time, of the Corporation or of any person or company that controls or is controlled by the Corporation or that is controlled by the same person or company that controls the Corporation (an “Affiliated Entity”);

(ii)	bona fide Consultants or advisors to the Corporation or to an Affiliated Entity, and such other service providers as may be permitted by regulatory authorities; or

(iii)	the permitted assigns (the “Permitted Assigns”) of the persons identified in subsections 2(c)(i) and 2(c)(ii) above, namely:

(A)	trustees, custodians or administrators acting on behalf, or for the benefit, of persons identified in subsections 2(c)(i), 2(c)(ii) above and 2(c)(iii)(D) below;

(B)	persons or companies controlled by persons identified in subsections 2(c)(i), 2(c)(ii) above and 2(c)(iii)(D) below;

(C)	Registered Retirement Savings Plans or Registered Retirement Income Funds of persons identified in subsections 2(c)(i), 2(c)(ii) above and 2(c)(iii)(D) below; and

(D)	a spouse of the person;

(collectively, the “Eligible Persons”) provided, however, that Stock Options may be conditionally granted to persons who are prospective directors, officers or employees of, or Consultants, advisors or service providers to, the Corporation or an Affiliated Entity, or to their Permitted Assigns, but no such grant shall become, by its terms, effective earlier than the date as on which the Board of Directors of the Corporation approves the grant or the date as of which the prospective Eligible Persons becomes a director, officer or employee of, or a Consultant or advisor to (as the case may be), the Corporation.

The Corporation acknowledges that employees or Consultants who may be granted Stock Options under the Plan must be bona fide employees or Consultants.

(c)
For the purposes of this section 2, a person or company shall be considered to control another person or company if the first person or company provides, directly or indirectly, the principal direction or influence over the business and affairs of the second person or company by virtue of (i) ownership or direction of voting securities of the second person or company, (ii) a written agreement or indenture, (iii) being or controlling the general partner of a limited partnership, or (iv) being a trustee of a trust.

3.           ADMINISTRATION:  The Plan shall be administered by the Board of Directors of the Corporation or any committee of the Board of Directors of the Corporation appointed for that purpose (the “Board”), who shall have full authority to interpret the Plan and to make such rules and regulations and establish such procedures as they deem appropriate for the administration of the Plan.  A decision of the majority of persons comprising the Board in respect of any matter hereunder shall be binding and conclusive for all purposes and upon all persons.  The Board is authorized and directed to do all things and execute and deliver all instruments, undertakings and applications as they in their absolute discretion consider necessary for the implementation of the Plan.

4.           SHARES SUBJECT TO THE PLAN:  The total number of Shares which are at any one time reserved and set aside for issuance under this Plan, and under all other management options outstanding and employee stock purchase plans, if any, shall not in the aggregate exceed a number of Shares equal to 7,000,000  Shares.  All Shares issued upon the exercise of Stock Options granted pursuant to the Plan will be issued as fully paid Shares, subject to receipt of any required payment and of all necessary regulatory approvals.  The maximum number of Shares which are reserved and set aside for issuance under this Plan may be subsequently increased with the approval of the Board of Directors of the Corporation as further Shares are issued by the Corporation, or by further approval of the shareholders of the Corporation.  Any Stock Options granted under the Plan which are cancelled, terminated or expire, will remain available for granting under the Plan at the current Market Price (as defined in section 7(b), below), subject to regulatory approval.

5.           PARTICIPATION: Stock Options shall be granted under the Plan only to Eligible Persons as shall be designated from time to time by the Board and shall be subject to the approval of such regulatory authorities as may have jurisdiction.  Approval of the Plan also constitutes shareholder approval of Stock Options that may be granted under the Plan as provided herein.

6.           OPTION AGREEMENTS:  Each Stock Option shall be evidenced by a written agreement (an “Option Agreement”), containing such terms and conditions, not inconsistent with the Plan, as the Board may, in its discretion, determine. Each Option Agreement shall be executed by the Corporation and the optionee.  Option Agreements may differ among optionees.

7.           TERMS AND CONDITIONS OF OPTIONS:  Subject to the provisions of section 11 herein, the terms and conditions of each Stock Option granted under the Plan shall include the following, as well as such other provisions, not inconsistent with the Plan as may be deemed advisable by the Board:

(a)
Number of Shares:  At no time shall the number of Shares reserved for issuance to any one optionee under Stock Options granted, within any twelve (12) month period, under the Plan or otherwise, exceed five (5%) percent of the outstanding Shares at the time of granting, or such greater amount as may be permitted pursuant to the rules of any regulatory authority (including a stock exchange) having jurisdiction, unless an ordinary resolution of disinterested shareholders of the Corporation provides otherwise.

(b)
Exercise Price:   The exercise price of a Stock Option granted under the Plan shall be fixed by the Board of Directors but shall be not less than the Market Price (as defined herein) of the Shares at the time the Stock Option is granted, or such lesser price as may be permitted pursuant to the rules of any regulatory authority having jurisdiction over the Shares issued which rules may include provisions for certain discounts in respect to the exercise price.  For the purpose of this paragraph, the “Market Price” at any date in respect of the Shares shall mean the greater of:

(i)
the closing price of such Shares on a stock exchange on which the Shares are listed and posted for trading or a quotation system for a published market upon which the price of the Shares is quoted, as may be selected for such purpose by the Board (the “Market”), on the last trading day prior to the date the Stock Option is granted, less an allowable discount of no greater than twenty-five percent (25%); and

(ii)	the closing price of such Shares on the Market on the date on which the Stock Option is granted.

In the event that such Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such trading day as reported thereof.  In the event that such Shares are not listed and posted for trading or quoted on any Market, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion.

(c)
Reduction in Exercise Price:  The exercise of a Stock Option granted under the Plan to an Insider of the Corporation (as defined in section 2(b)) shall not be reduced without prior approval from the disinterested shareholders of the Corporation.

(d)
Payment:  The full purchase price payable for Shares issuable pursuant to the exercise of Stock Options shall be paid in cash or certified funds upon the exercise thereof.  A holder of a Stock Option shall have none of the rights of a shareholder until the Shares are paid for and issued.

(e)
Term of Option:  Stock Options may be granted under this Plan for a period not exceeding five (5) years.  Any Stock Options granted pursuant hereto, to the extent not validly exercised, will terminate on the date of expiration specified in the option agreement, subject to earlier termination as provided in sections 8, 10 and 11 below.

(f)	Vesting: Unless the Board determines otherwise at its discretion, a Stock Option shall vest immediately upon being granted.

(g)
Exercise of Option:  Subject to the provisions contained in sections 8, 10 and 11 below, no Stock Option may be exercised unless the optionee is at the time of exercise an Eligible Person (as defined in section 2, above).  This Plan shall not confer upon the optionee any right with respect to continuation of employment by the Corporation.  Absence on leave approved by an officer of the Corporation authorized to give such approval shall not be considered an interruption of employment for any purpose of the Plan.  Subject to the provisions of the Plan, a Stock Option may be exercised from time to time by delivery to the Corporation of written notice of exercise specifying the number of shares with respect to which the Stock Option is being exercised and accompanied by payment in full, by cash or certified cheque, of the purchase price of the Shares then being purchased.

(h)
Non-transferability of Stock Option:  No Stock Option shall be assignable or transferable by the optionee, except to a personal holding corporation of the optionee, other than by will or the laws of descent and distribution.

(i)
Applicable Laws or Regulations:  The Corporation's obligation to sell and deliver Shares upon the exercise of each Stock Option is subject to such compliance by the Corporation and any optionee as the Corporation deems necessary or advisable with regards to any laws, rules and regulations applying to the authorization, issuance, listing or sale of securities and is also subject to the acceptance for listing of the Shares which may be issued upon the exercise thereof by each stock exchange upon which Shares of the Corporation are then listed for trading.

8.           TERMINATION OF EMPLOYMENT, DISABILITY AND DEATH:  Unless the Option Agreement provides otherwise, all Stock Options will terminate:

(a)
in the case of Stock Options granted to an employee or Consultant employed or retained to provide investment relations services, thirty (30) days after the optionee ceases to be employed or retained to provide investment relations services;

(b)
in the case of Stock Options granted to other employees, Consultants, directors, or officers, ninety (90) days following (i) the termination by the Corporation, with or without cause, of the optionee's employment or other relationship with the Corporation or an Affiliated Entity, or (ii) the termination by the optionee of any such relationship with the Corporation or an Affiliated Entity; or

(c)
in the case of death or permanent and total disability of the optionee, all Stock Options will terminate twelve (12) months following the death or permanent and total disability of the optionee, and the deceased optionee's heirs or administrators may exercise all or a portion of the Stock Option during that period.

Such period or periods may be set forth in the Option Agreement evidencing such Stock Option.

9.           ADJUSTMENTS IN SHARES SUBJECT TO THE PLAN:  The aggregate number and kind of Shares available under the Plan and the exercise price of any Stock Options granted under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation. In any of such events, the Board may determine the adjustments to be made in the number and kind of Shares covered by Stock Options theretofore granted or to be granted and in the exercise price for said Stock Options.

10.         AMENDMENT AND TERMINATION OF PLAN:  Subject to the approval of regulatory authorities having jurisdiction, the Board may from time to time amend or revise the terms of the Plan, or may terminate the Plan at any time, provided however that no such action shall, in any manner adversely affect the rights of any optionee under any Stock Option theretofore granted under the Plan without said optionee's prior consent. Upon the mutual consent of the optionee and the Board, the terms of an Option Agreement may be amended, subject to regulatory approval and shareholder approval as may be required from time to time.

11.         CORPORATE TRANSACTIONS:  In the event of the Shares being exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, the dissolution or liquidation of the Corporation, or the sale of all or substantially all the assets of the Corporation, the Board or the board of directors of any successor corporation or entity may, in its discretion, as to outstanding Stock Options: (a) upon written notice to the holders thereof, accelerate the exercise date or dates of such Stock Options;  (b) provided that the Stock Options have been accelerated pursuant to item (a) above, terminate all such Stock Options prior to consummation of the transaction unless exercised within a prescribed period following written notice to the holders thereof;  (c) provide for payment of an amount equal to the excess of the Market Price, as determined by the Board or such board of directors of any successor corporation or entity, over the exercise price of such Shares as of the date of the transaction, in exchange for the surrender of the right to exercise such Stock Options; or (d) provide for the assumption of such Stock Options, or the substitution therefor of new Stock Options, by the successor corporation or entity.

12.         ADDITIONAL RESTRICTIONS:

Unless an ordinary resolution of disinterested shareholders of the Corporation provides otherwise, the number of Stock Options which may be granted under the Plan, together with any other share compensation arrangements of the Corporation, is subject to the following additional restrictions:

(a)	at no time shall the number of Shares reserved for issuance under Stock Options granted to the Eligible Persons exceed 10% of the Outstanding Issue;

(b)	at no time shall the Eligible Persons be granted, within any twelve-month period, Stock Options exercisable to purchase a number of Shares exceeding 10% of the Outstanding Issue; and

(c)	at no time shall any one optionee be granted, within any twelve-month period, Stock Options exercisable to purchase a number of Shares exceeding 5% of the Outstanding Issue.

13.         EFFECTIVE DATE AND DURATION OF PLAN:  This Plan shall be effective as at January 11, 2011, upon approval to be given by a resolution passed by the Board.  The Plan shall remain in full force and effect thereafter from year to year until amended or terminated and for so long thereafter as Stock Options remain outstanding in favour of any optionee.

APPROVED by the Board of Directors: January 11, 2011.